UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2012
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

810 West Maude Avenue
Sunnyvale, CA    94085
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 24, 2012, 8x8, Inc. (the "Company") held its annual meeting of stockholders at which stockholders voted on and approved each of the following proposals:

  Proposal 1. Election of Guy L. Hecker, Jr., Bryan R. Martin, Mansour Salame, Eric Salzman and Vikram Verma to serve as directors until the next annual meeting of stockholders.
  Proposal 2. Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2013.
  Proposal 3. Approve the Company's 2012 Equity Incentive Plan with 4,100,000 shares of the Company's common stock authorized for issuance under such plan, and to approve the material terms of the 2012 Equity Incentive Plan for purposes of Internal Revenue Code Section 162(m).
  Proposal 4. Approve an amendment of the Company's restated certificate of incorporation to increase the number of authorized shares of the Company's common stock from 100,000,000 to 200,000,000 shares.

Voting results were as follows:

  Proposal 1 - Election of Directors.
	For	Withheld	Broker Non-Vote
Guy L. Hecker, Jr.	27,763,604	1,001,415	30,383,585
Bryan R. Martin	28,090,201	674,818	30,383,585
Mansour Salame	21,235,550	7,529,469	30,383,585
Eric Salzman	28,116,116	648,903	30,383,585
Vikram Verma	28,237,237	527,782	30,383,585
  Proposal 2 - Ratification of Independent Registered Public Accounting Firm.
For	Against	Abstain	Broker Non-Vote
58,438,684	492,238	217,682	--
  Proposal 3 - Approve the Company's 2012 Equity Incentive Plan with 4,100,000 shares of the Company's common stock authorized for issuance under such plan, and to approve the material terms of the 2012 Equity Incentive Plan for purposes of Internal Revenue Code Section 162(m).
For	Against	Abstain	Broker Non-Vote
25,269,714	3,377,547	117,758	30,383,585
  Proposal 4 - Approve an amendment of the Company's restated certificate of incorporation to increase the number of authorized shares of the Company's common stock from 100,000,000 to 200,000,000 shares.
For	Against	Abstain	Broker Non-Vote
48,288,235	9,529,915	1,330,454	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 2012

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary